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                                                                    EXHIBIT 22.1

                    SIGNIFICANT SUBSIDIARIES OF REGISTRANT



NAME OF SUBSIDIARY                               JURISDICTION OF INCORPORATION


CBT Systems USA, Ltd.                                    Delaware
Personal Training Systems, Inc.                          California
Fidalco Limited                                          Ireland
CBT Systems Limited                                      Ireland
CBT Systems UK Limited                                   England
CBT Systems Africa (Proprietary) Limited                 South Africa
CBT Finance Limited                                      Grand Cayman
CBT (Technology) Limited                                 Ireland
CBT Systems Canada Limited                               Canada
CBT Systems Deutscheland GMbH                            Germany
Applied Learning Ltd.                                    Australia
CBT Systems Benelux, B.V.                                The Netherlands
Ben Watson Associates Ltd.                               Canada
CBT Systems Middle East Limited                          Bahamas
CBT Systems Scandinavia Limited                          Sweden

                                      S-2